SCHEDULE 14A INFORMATION
    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                ACT OF 1934


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                         COMPASS BANCSHARES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                         COMPASS BANCSHARES, INC.
               --------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

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Notes:

For Immediate Release
- ---------------------

March l, 1995
For further information:  Ellen Laden, 205/933-3554




          COMPASS BANCSHARES SETS ANNUAL MEETING DATE
                  ANNOUNCES SLATE OF DIRECTORS


     Birmingham, Ala. -- Compass Bancshares, Inc. (NASDAQ: CBSS) today announced that the board of directors set April ll, 1995 as the date of the company's Annual Meeting of Shareholders. The record date for shareholders eligible to vote at the meeting was set by the board as March 8, 1995.

     The meeting will be held at the Birmingham-Jefferson Civic
Center, 1 Civic Center Plaza, Birmingham, Alabama beginning at
9:30 a.m., Central Time.

     The business at the meeting will include the election of three directors to serve for three-year terms. The board of directors has nominated two directors for re-election and one new director to fill the seat being vacated by a retiring director.

     The two directors standing for re-election are D. Paul
Jones, Jr., and Charles W. Daniel. The new director nominated by the board is George W. Hansberry, M.D., a prominent Decatur, Alabama physician.

     Jones, 52, has served as chairman of the board and chief executive officer of Compass Bancshares and Compass Bank since 1991, a period in which the company has posted record earnings and growth. He joined Compass and became a director in 1978, was appointed president and chief operating officer in 1989.


                             (more)


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Compass sets meeting
lst add








     Daniel, 54, is president of Dantract, Inc. a Birmingham-based real estate investment firm. He is the son of Hugh Daniel, a Compass founder and has served as a director of Compass since
1982.

     Hansberry, 67, is a physician in Decatur, Alabama and a founding member of Compass Bank's Decatur City Board of
Directors, on which he has served since 1972.

     Compass Bancshares, Inc. is a $9.1 billion bank holding company with 178 offices in Alabama, Florida and Texas. Compass reported record earnings of $99.7 million in 1994 and has a capital base of $601 million. Shares of the company's common stock are traded through the Nasdaq national market system under the symbol CBSS.





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